                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  JULY 10, 2001
               (DATE OF REPORT - DATE OF EARLIEST EVENT REPORTED)



                            APPLIEDTHEORY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          DELAWARE                      000-25759              16-1491253
(STATE OR OTHER JURISDICTION OF        (COMMISSION           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)         IDENTIFICATION NO.)



        1500 BROADWAY, 3RD FLOOR                                    10036
              NEW YORK, NY                                       (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 398-7070


                                 NOT APPLICABLE
                (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE
                                  LAST REPORT)

ITEM 5.       OTHER EVENTS

          AppliedTheory Corporation (the "Company") entered into a purchase agreement dated as of June 5, 2000 with seven institutional investors (the "Holders") pursuant to which the Company, against payment of $30,000,000 which the Company used as operating capital, issued its 5% convertible debentures (the "Debentures") and stock purchase warrants. On June 20, 2000, the Company filed a current report on Form 8-K regarding that transaction. On January 9, 2001, the Company entered into a letter agreement with the same Holders and their assigns in which the Company and the Holders modified certain significant terms of the June 5, 2000 purchase agreement and the related agreements. On January 26, 2001 the Company filed a current report on Form 8-K with information regarding that transaction.

         On July 10, 2001, The Company entered into an amendment agreement with the Holders in which the Company and the Holders modified certain provisions of the January 9, 2001 amended and restated purchase agreement and related documents. At the same time, the Company entered into a revolving credit agreement and a security agreement with the Holders, pursuant to which the Holders agreed to loan the Company and its subsidiaries up to $6,000,000 and the Holders received a security interest in the assets of the Company and its subsidiaries to secure the Company's and the subsidiaries' obligations to the Holders, including their obligations under the revolving credit loans and the convertible debentures.


                   DESCRIPTION OF THE JULY 10, 2001 AGREEMENTS

          The July 10, 2001 agreements among the Company and the Holders included modifications to the June 5, 2000 transaction documents as amended by the January 9, 2001 letter agreement as well as to the Debentures. The following is a summary of the material terms of the July 10, 2001 agreements.

REPAYMENT OF PRINCIPAL AND PAYMENT OF INTEREST

          The Debentures earn interest at 5% per annum, payable semi-annually in June and December, and mature on June 5, 2003. At the Company's option, interest can be accrued, paid in cash, paid in common stock (provided a registration is effective), at a rate equal to the dollar amount then payable divided by the average of the market price for shares of common stock (as adjusted) for the 5 consecutive trading days immediately preceding and excluding the applicable interest payment date, or take the form of PIK interest (interest paid in kind and added to the principal of the Debentures). The outstanding principal balance of the Debentures (including PIK interest paid to date) is $30,136,819 and interest accrued thereon to July 6, 2001 was $ 147,728.


PAYMENTS IN THE EVENT OF A DEFAULT

          Upon the occurrence of an event of default and until such event of default is cured, amounts due and outstanding under the Debentures bear interest at the per annum rate equal to the lower of the Citibank Prime Rate per annum plus six (6%) percent or the highest rate permitted by law. The Holders have the option to receive such interest in the form of cash, PIK or common stock.

         The Holders may require the Company to repurchase the Debentures at 120% of the outstanding principal amounts of the Debentures if the Company defaults in its obligations to them under any agreements between them and the Company.

CONVERSION OF THE DEBENTURES AT THE OPTION OF THE HOLDERS

         The Holders have been granted the right to convert the Debentures, in whole or in part, into shares of common stock from time to time. The conversion prices shall be allocated among the Debentures owned by the Holders in proportion to the outstanding principal amount of the Debentures held by each such Holder. In addition, unless otherwise specified by the Holder, the Debentures submitted for conversion shall be converted at the lowest conversion price available to the Holder with respect to such Debentures. The outstanding principal amount of a Debenture (together with accrued interest) that is so converted shall be convertible into the number of shares of common stock which results from application of the following formula, as of the applicable conversion date:

         [P + I + D] / Conversion Price
         P = outstanding principal amount of the Debenture, I = accrued but unpaid interest (not previously added to principal) on P, and D = default payments (not previously added to principal) on P.

         The Debentures shall be converted at the conversion prices and in the amounts indicated below:

- $0.90, for the first $6,500,000 of principal, PIK interest and accrued but unpaid interest thereon

- $1.22, for the next $6,500,000 of principal, PIK interest and accrued but unpaid interest thereon

- $1.80, for the next $6,500,000 of principal, PIK interest and accrued but unpaid interest thereon

- $2.70, for the next $6,500,000 of principal, PIK interest and accrued but unpaid interest thereon

- $3.60, for the aggregate principal amount of the Debentures outstanding in excess of $26,000,000 and accrued interest

         Each of the above-referenced conversion prices shall be subject to adjustment upon the occurrence of any of the following events: stock splits, reverse stock splits, recapitalizations, stock dividends, combinations and reorganizations. The conversion prices are also subject to adjustment if the Company fails to redeem the Debentures in cash or non-cash consideration, or fails to make any cash payment in accordance with the terms of the Debentures and the amendment agreement and does not cure such failure within 5 trading days after the Holders have notified the Company of such a failure. The conversion prices are also subject to adjustment if the Company issues or sells any common stock or securities which are convertible into or exchangeable for its common stock, or any convertible securities, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, its common stock or any such convertible securities at a price per share of common stock that is less than 90% of the market price for our shares of common stock on the trading day before such issue or sale.

RELEVANT SALE / TERMINATION OF THE HOLDERS' CONVERSION RIGHTS

         Subject to limited exceptions, the right to convert the Debentures terminates upon the closing of a sale of the Company which qualifies as a "Relevant Sale." A Relevant Sale is a transaction in which:

         - the Company consolidates or merges with another entity or engages in a reorganization or other transaction in which more than 50% of the Company's voting power is transferred through such transaction or one or more third parties acquires all or substantially all of the assets of the Company, or all or substantially all of the voting stock of the Company;

         - the consideration paid by the acquirer is (or would be) received by the shareholders of the Company; and

         - such consideration consists solely of cash and/or marketable securities, which is defined as marketable, free trading shares of common stock of a publicly-traded company that is traded on certain specified exchanges and that has a market capitalization of not less than $50,000,000 and a public float of not less than $37,500,000, measured by the average closing price for the 20 trading days prior to the sale; unless less than 50% of the consideration is in cash, in which case the $50,000,000 and $37,500,000 threshold amounts will be increased by the following multiplier: 1 + [[50% - the percentage of cash in the consideration] / 50%].

         In the event of a change of control transaction, the Holders are entitled to convert their Debentures into common stock and receive the same consideration as the common stock holders.

TERMINATION OF THE WARRANTS

         The warrants to purchase $13,000,000 of the Company's common stock held by the Holders have been terminated.

RELEVANT SALE/PROCEEDS TO HOLDERS

         In the event that the Company enters into a Sale of the Company (as defined in the amendment agreement), the Company is obligated to pay to the Holders a percentage of the consideration paid by the acquirer in such a transaction. Such payments shall be applied, as to each Holder, first, to redeem the Debentures. The Company has agreed to continue immediately to explore entering into an agreement with one or more third parties to effect a Relevant Sale transaction.

         The consideration from a Sale of the Company shall be paid to the Holders as follows:

         -        100% of the first $10,000,000;

         -        60% of the next $20,000,000;

         -        20% of the next $20,000,000 and

         -        10% of amounts above $50,000,000.

         After the Debentures have been redeemed and/or converted in full, the Holders shall continue to be entitled to receive part of the consideration resulting from each Sale of the Company up to and including the earlier of the Last Sale Date and the date of a Relevant Sale. The Last Sale Date is the later of June 5, 2003 and the eighteen month anniversary of the first date upon which there are no longer any Debentures outstanding.

         If the consideration paid in connection with a Sale of the Company is not in cash, then each Holder must approve the consideration before it may be applied to redeem the Debentures. If the consideration is part cash and part securities, the Holders may elect to have the Debentures redeemed to the extent of the cash consideration only, or may have their Debentures redeemed based upon the amount of the cash plus the value of the other consideration. If the consideration consists solely of securities or other non-cash consideration, then the Holders may elect to have their Debentures redeemed as set forth above or in such lesser amount as they may elect.

         The Debentures shall be redeemed and consideration shall be allocated among the Holders in proportion to the amount of debentures owned by the Holders at the time of a Sale of the Company. Furthermore, if, subsequent to July 10, 2001 and prior to the date of a Sale of the Company, the Debentures are converted into shares of common stock in accordance with the terms of the Debentures and the amendment agreement, then there shall be a pro rata reduction in the dollar amounts set forth above. For example, if 50% of the Debentures are converted, then 100% of the consideration payable by the acquirer up to $5,000,000 shall be paid to the Holders; 60% of the consideration between $5,000,000 and $15,000,000 shall be paid to the Holders; and so on.

REPLACEMENT OF THE BOARD

         Until the later of the June 5, 2003 and the eighteen month anniversary of the first date upon which there are no longer any Debentures outstanding, in the event of a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on July 10, 2001, or Danny E. Stroud ceases for any reason to serve as Chief Executive Officer of the Company or as a member of the Company's Board of Directors, the Company shall reconstitute its Board of Directors such that two persons designated by the Holders having a majority of the outstanding Debentures shall replace two members of the then-existing Board as members of the Board. The Company has also agreed generally not to increase the size of its Board of Directors, but to do so if necessary to provide the Investors with the required representation.

RESTRICTIONS ON THE COMPANY

         The Company's ability to pay dividends or distributions and purchase equity securities is restricted until the later of June 5, 2003 and the eighteen month anniversary of the first date upon which there are no longer any Debentures outstanding. These restrictions prohibit the payment of dividends, except dividends payable in common stock, and limit the Company's ability to repurchase its common stock or other equity securities to repurchases in the open market or under tender offers to shareholders. In addition, the Company may not:

         - except for issuances to employees and directors pursuant to plans approved by the Company's shareholders, issuances to the Holders, and, with the consent of the Holders, issuances in connection with strategic acquisitions, directly or indirectly, sell or otherwise issue in the aggregate more than 4,068,000 shares of common stock to any third parties;

         - issue any shares of common stock at a price which is less than 80% of the average market price for the Company's common stock for the 20 trading days immediately preceding the date of such issuance;

         - until the later of June 5, 2003 and the eighteen month anniversary of the first date upon which there are no longer any Debentures outstanding, enter into a Debt-Equity Financing (a debt financing with an equity component which is senior to the Debentures) or grant or allow to exist any security interest or other encumbrance with respect to the Company or any of its subsidiaries with respect to any Debt-Equity Financing; and

         - transfer any assets to any subsidiary unless the subsidiary has delivered to the Holders a guarantee.

REVOLVING CREDIT AGREEMENT

         The Company and its subsidiaries (the "Borrowers") have entered into a revolving credit agreement with the Holders (the "Lenders") for a principal amount of up to $6,000,000 outstanding at any time. The Borrowers may borrow amounts in $500,000 increments. The amount that each Borrower may borrow is restricted by such Borrower's borrowing base, which is measured at any time of borrowing by multiplying the total value of such Borrower's eligible account receivables by 44.44%. Amounts borrowed will be evidenced by a note, which will be secured by the Borrower's assets. Amounts borrowed under the Credit Agreement bear interest for the first 60 days outstanding at the prime rate plus two hundred basis points and thereafter at the prime rate plus four hundred basis points. A Lender may terminate its commitment on any anniversary for which such Lender gives at least 90 days prior notice to the Borrowers that its commitment will not be renewed.

         The Borrowers have agreed to restrict transactions with their affiliates and have covenanted to the Lenders that they will not:

         -        incur any additional indebtedness or

         - except for certain exceptions, sell, assign, discount, transfer, or otherwise dispose of any assets without the written consent of the Lenders.

         - declare or pay any dividends, distributions or other amounts of any class of its stock (other than amounts payable solely in its common stock) or directly or indirectly purchase, redeem or otherwise acquire or restore any of its capital stock.

         In addition to standard events of default such as failure to pay interest or principal, insolvency of the Company and bankruptcy of the Company, events of default under the Credit Agreement also include the following actions by the Company and entitle the Lenders to accelerate all loans outstanding under the Credit Agreement:

         -        the announcement of a going private transaction;

         - the announcement by the Company of a tender offer on or before the eighteen month anniversary of the first borrowing under the Credit Agreement, and/or to which the Company will be required to dedicate more than 10% of its available cash and marketable securities;

         - a default under any other documents executed in connection with the Debentures or the Credit Agreement;

         -        a change in control of the Company; and

         - the eligible accounts "cushion" (essentially, the difference between the amount of eligible accounts receivable and borrowings under the line of credit) is less than $7,000,000 and cannot be restored to a number greater than or equal to $7,000,000 by a prepayment of the loans.


ADDITIONAL EVENTS OF DEFAULT

         Additionally, the occurrence of a default, which remains uncured by the Company and/or one or more of its affiliates of any of its indebtedness or other obligations currently owed, or owing in the future, by the Company and/or any of its affiliates to one or more Holders and any indebtedness or other obligation currently owed, or owing in the future, by the Company and/or any of its affiliates which involves an amount equal to or greater than $100,000, and a default under any of the terms of the security agreement, amendment agreement, Credit Agreement, guarantee agreements and any other related agreement (the July, 2001 transaction agreements) are each an additional event of default under the Debentures. Further, a default under any of the Debentures, Credit Agreement and security agreement may be cross-defaulted under the Debentures, Credit Agreement and security agreement, as applicable.

         The Company has the right to refinance the line of credit and, subject to certain restrictions, grant the new lenders a first priority lien in its accounts receivable in order to do so.

SECURITY AGREEMENT

         The Company and its subsidiaries and the Lenders have entered into a security agreement, which grants the Lenders a first priority lien on the assets of the Company and the subsidiaries to secure the payment in full of all amounts due and payable under the Credit Agreement and the Debentures. The Company has guaranteed the obligations of its subsidiaries pursuant to the Credit Agreement. The Borrowers have agreed to use the net proceeds of any sale or other disposition of any assets that are included in the collateral to pay any amounts outstanding under the Credit Agreement.

         The Company and its subsidiaries, generally, cannot sell, assign or otherwise dispose of the assets that secure their obligations under the Credit Agreement and the Debentures. However, the Security Agreement permits the Company to sell its stock in Red Hat and Center for American Jobs. The Company may also sell the general intangibles relating to its Telcom Network and Delta Edge software provided that a portion of the cash proceeds from such sales are applied to repay the Debentures.


         The subsidiaries of the Company have guaranteed the obligations of the Company under the Credit Agreement.

SIDE LETTER

         Pursuant to a side letter to the amendment agreement, dated July 10, 2001, the Company and the Holders agreed that the following will also constitute events of default under the revolving credit agreement, the security agreement and the Debentures:

         - the payment by the Company of more than $1,000,000 in the aggregate to settle litigation with James C. Couch arising from the Company's acquisition of CRL Network Services, Inc., and/or to settle litigation with any other person in respect of claims in connection with the Company's provision of services to NYSERNet.net; or

         - the grant by the Company of any security interest in any assets of the Company or any of its subsidiaries in connection with the NYSERNet.net claims.

REGISTRATION RIGHTS

         All shares received and issuable upon conversion of the Debentures shall be considered registrable securities for the purpose of the registration rights agreement and are registered pursuant to the Company's registration statement (No. 333-54420). In addition, if the number of such the shares covered by such registration becomes insufficient to cover all shares issuable upon conversion of the Debentures, then the Company must file another registration statement covering the additional shares.

RESERVATION OF SHARES

         The Company must at all times reserve a number of shares of common stock not less than 22,333,334, subject to adjustments.

         The foregoing summary of certain provisions is not intended to be a complete description of the terms and provisions of the documents. You should read the documents filed as exhibits to this current report on Form 8-K for a complete description.

         The amendment agreement, the security agreement, the revolving credit agreement, the form of amended convertible debenture, the form of participation certificate, the form of revolving credit note, the parent guarantee, the subsidiary guarantee and the side letter to the amendment agreement have been included at exhibits 10.69, 10.70, 10.71, 10.72, 10.73, 10.74, 10.75, 10.76 and
10.77, respectively, in this current report on Form 8-K. The form of amended convertible debentures, the form of participation certificates and the form of the revolving credit notes are similar to those that have been issued or will be issued to each of the Holders. Please review these documents for additional information regarding the terms of the agreements.



ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a.)     Financial statements of businesses acquired.

         Not applicable.

(b.)     Pro forma financial information.

         Not applicable.

(c.)     Exhibits.

         Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this current report on Form 8-K:

10.69 Amendment Agreement, dated as of July 10, 2001, by and among AppliedTheory Corporation and the Holders.

10.70 Security Agreement, dated as of July 10, 2001, by and among AppliedTheory Corporation and the Holders.

10.71 Revolving Credit Agreement, dated as of July 10, 2001, by and among AppliedTheory Corporation, the Subsidiaries named therein and the Lenders named therein.

10.72 Form of Amended 5% Convertible Debenture due June 5, 2003, dated as of June 5, 2001 and last amended July 10, 2001, by and among AppliedTheory Corporation and the Holders.

10.73 Form of Participation Certificate, by and among AppliedTheory Corporation and the Holders.

10.74 Form of Revolving Credit Note, dated as of July 10, 2001, by and among AppliedTheory Corporation and the Lenders.

10.75 Parent Guarantee, dated July 10, 2001, made by AppliedTheory Corporation in favor of the Lenders identified therein.

10.76 Subsidiary Guarantee, dated July 10, 2001, made by certain Subsidiaries of AppliedTheory Corporation in favor of the Lenders identified therein.

10.77 Side Letter to the Amendment Agreement, dated July 10, 2001, by and among AppliedTheory Corporation, its Subsidiaries and the Lenders.

99.1        Press release issued by AppliedTheory Corporation on July 11, 2001.

                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AppliedTheory Corporation

Date:  July 20, 2001               by:      /s/  Danny E. Stroud
                                        --------------------------------------
                                        Danny E. Stroud
                                        President, Chief Executive Officer and
                                        Director (Principal Executive Officer)

                                  EXHIBIT INDEX

Exhibit No.   Description


10.69 Amendment Agreement, dated as of July 10, 2001, by and among AppliedTheory Corporation and the Holders.

10.70 Security Agreement, dated as of July 10, 2001, by and among AppliedTheory Corporation and the Holders.

10.71 Revolving Credit Agreement, dated as of July 10, 2001, by and among AppliedTheory Corporation, the Subsidiaries named therein and the Lenders named therein.

10.72 Form of Amended 5% Convertible Debenture due June 5, 2003, dated as of June 5, 2001 and last amended July 10, 2001, by and among AppliedTheory Corporation and the Holders.

10.73 Form of Participation Certificate, by and among AppliedTheory Corporation and the Holders.

10.74 Form of Revolving Credit Note, dated as of July 10, 2001, by and among AppliedTheory Corporation and the Lenders.

10.75 Parent Guarantee, dated July 10, 2001, made by AppliedTheory Corporation in favor of the Lenders identified therein.

10.76 Subsidiary Guarantee, dated July 10, 2001, made by certain Subsidiaries of AppliedTheory Corporation in favor of the Lenders identified therein.

10.77 Side Letter to the Amendment Agreement, dated July 10, 2001, by and among AppliedTheory Corporation, its Subsidiaries and the Lenders.

99.1          Press release issued by AppliedTheory Corporation on July 11,
              2001.